Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Navarre Corporation
New Hope, Minnesota
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2005, relating to the combined statements of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. appearing in the Company’s Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2005.
/s/ BDO Seidman, LLP
Dallas, Texas
February 17, 2006